UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

ZOMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-28426	No. 41-1833089
(Commission File Number)	(IRS Employer
Identification No.)
5353 Nathan Lane Plymouth, MN 55442
(Address of Principal Executive Offices) (Zip Code)

(763) 553-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities.

On September 14, 2006, the decision was made that Zomax Incorporated would close its Memphis facility in the first quarter of 2007.  A plan is being implemented to transition out of assembly and fulfillment in Zomax’s Memphis facility by leveraging its other North American facilities and partners to deliver flexibility and contingency of supply. Most customers serviced out of this facility will be transitioned to other Zomax facilities while one major customer of the facility may not transition with the Company.

Zomax has estimated that the cumulative pretax charge for the restructuring activities to be incurred between now and the closure of the facility will be approximately $2,300,000 to $2,500,000, with approximately $800,000 being incurred over the third and fourth quarters of 2006 and the balance in 2007.  These restructuring charges are comprised of  facility transition activities, employee liabilities, retention and asset write-downs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 20, 2006

ZOMAX INCORPORATED

By	/s/ Richard D. Barnes
Richard D. Barnes
Chief Financial Officer